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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549




                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): February 17, 1998



                       Renal Treatment Centers, Inc.
           (Exact Name of Registrant as Specified in its Charter)


Delaware                 1-14142                   23-2518331
(State or Other       (Commission File           (IRS Employer
Jurisdiction of          Number)                 Identification
Incorporation)                                       Number)




              1180 West Swedesford Road, Building 2, Suite 300
                              Berwyn, PA 19312
                  (Address of Principal Executive Office)

Registrant's telephone number, including area code: (610) 644-4796

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Item 5. Other Events

          On February 17, 1998, Renal Treatment Centers, Inc. (the "Company") announced financial results for the year ended December 31, 1997.

          On February 18, 1998, the Company announced that the holders of its 5 5/8% Convertible Subordinated Notes due 2006 (the "Notes") will not have the right to require the Company to repurchase the Notes at par (the "Put Right") as a result of the anticipated merger of the Company with Nevada Acquisition Corp. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Total Renal Care Holdings, Inc. ("TRCH"), a Delaware corporation, pursuant to the Agreement and Plan of Merger dated as of November 18, 1997, among the Company, TRCH and Merger Sub.

          A copy of the press release issued by the Company on February 17, 1998, with respect to its financial results for the year ended December 31, 1997, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the joint press release issued by the Company and TRCH on February 18, 1998, with respect to the Put Right is attached hereto as
Exhibit 99.2 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

        (c) Exhibits


           Exhibit No.                            Description
           -----------                            -----------
              99.1           Press Release dated February 17, 1998

              99.2           Press Release dated February 18, 1998



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                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Renal Treatment Centers, Inc.



                         By:   /s/ Ronald H. Rodgers, Jr.
                               Ronald H. Rodgers, Jr.
                               CFO and Vice President-Finance
February 18, 1998


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                               EXHIBIT INDEX

Exhibit No.         Description of Exhibit

 99.1               Press Release dated February 17, 1998

 99.2               Press Release dated February 18, 1998